Exhibit 10.1

AMENDMENT NO. 4 TO
REVOLVING CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 4 TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made and entered into effective as of September 30, 2014, by and among TECHNICAL CONSUMER PRODUCTS, INC., a Delaware corporation (“TCP”), TECHNICAL CONSUMER PRODUCTS CANADA, INC., an Ontario corporation (“TCP Canada” and, together with TCP, the “Borrowers” and each a “Borrower”), BOWMAN LAMPS, LLC, an Ohio limited liability company (the “Subsidiary Guarantor,” and together with the Borrowers, the “Loan Parties”), the financial institutions which are a party to the Credit Agreement referred to below (collectively, the “Lenders” and each, individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as agent for Lenders (in such capacity, the “Agent”).
PRELIMINARY STATEMENTS
WHEREAS, the Borrowers, the Subsidiary Guarantor, the Lenders and the Agent are parties to that certain Revolving Credit and Security Agreement, dated as of December 11, 2009 (as amended by Amendment No. 1 to Revolving Credit and Security Agreement, dated as of December 17, 2010, among the parties thereto, Amendment No. 2 to Revolving Credit and Security Agreement, dated as of April 28, 2011, among the parties thereto, Amendment No. 3 to Revolving Credit and Security Agreement, dated as of July 25, 2013, among the parties thereto, and as further amended, restated, replaced, extended, supplemented and/or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrowers have requested that Agent allow TCP to incur an intercompany loan made by TCP International Holdings Ltd. (“Swiss Parent”) on or about the date hereof for the purpose of repaying Advances under the Credit Agreement;
WHEREAS, the Loan Parties have requested that the Lenders and Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders and Agent are willing to do so; and
WHEREAS, the Loan Parties signatory hereto are entering into this Amendment with the understanding and agreement that, except as expressly provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement or any Other Document is being waived or modified by the terms of this Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS
1.01    Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.
ARTICLE II
AMENDMENTS
Effective as of the Effective Date (as defined below):

2.01    Amendment to Section 1.2.
(a)    Section 1.2 of the Credit Agreement is hereby amended by adding the following definitions in their respective proper alphabetical order:
“Fourth Amendment Effective Date” shall mean September [30], 2014 or such other date as may be agreed to by the parties hereto.

“Swiss Parent” shall mean TCP International Holdings Ltd., a Corporation organized pursuant to article 620 et seq. of the Swiss Code of Obligations.

“TCP Intercompany Loan” shall mean an intercompany loan in the amount of $20,000,000 with an interest rate equal to five percent (5%) per annum made by the Swiss Parent to TCP, evidenced by a promissory note dated as of Fourth Amendment Effective Date, in form and substance satisfactory to Agent and that has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by TCP.

“Total Availability” at a particular date shall mean an amount equal to (a) the Formula Amount minus (b) the sum of (i) the outstanding amount of Advances plus (ii) fees and expenses for which Borrower is liable but which have not been paid or charged to Borrower’s Account.

(b)    Section 1.2 of the Credit Agreement is hereby further amended by replacing the following defined terms and their respective definitions, in their entirety, as follows:
“Change of Control” shall mean:
(i) at all times prior to the Restructuring, (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Borrower to a Person who is not an Original Owner or (b) any merger or consolidation of or with Borrower or sale of all or substantially all of the property or assets of Borrower;
(ii) from and after the effectiveness of the Restructuring and prior to the Fourth Amendment Effective Date, (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Holdings to a Person who is not an Original Owner or (b) any merger or consolidation of or with Borrower or sale of all or substantially all of the property or assets of Borrower; and
(iii) from and after the Fourth Amendment Effective Date, (a) any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 50% or more of the voting Equity Interests of Holdings; (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board; or (c) any merger or consolidation of or with Borrower or sale of all or substantially all of the property or assets of Borrower.
For purposes of this definition, “control of” a Person shall mean the power, direct or indirect (x) to vote 50% or more of the Equity Interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of such Person or (y) to direct or cause the direction of the management and policies of such Person by contract or otherwise.
“Change of Ownership” shall mean:
(i) at all times prior to the Restructuring, (a) 50% or more of the Equity Interests of Borrower is no longer owned or controlled by (including for the purposes of the calculation of percentage ownership, any Equity Interests into which any Equity Interests of Borrower held by any of the Original Owners are convertible or for which any such Equity Interests of Borrower or of any other Person may be exchanged and any Equity Interests issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owners) Persons who are Original Owners or (b) any merger, consolidation or sale of substantially all of the property or assets of Borrower;
(ii) from and after the effectiveness of the Restructuring and prior to the Fourth Amendment Effective Date, (a) 50% or more of the Equity Interests of Holdings is no longer owned or controlled by (including for the purposes of the calculation of percentage ownership, any Equity Interests into which any Equity Interests of Holdings held by any of the Original Owners are convertible or for which any such Equity Interests of Holdings or of any other Person may be exchanged and any Equity Interests issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owners) Persons who are Original Owners; (b) any merger, consolidation or sale of substantially all of the property or assets of Borrower or Holdings; provided, that the sale by Holdings of any Equity Interests of Borrower shall be deemed a sale of substantially all of Holding’s assets; or (c) 100% of the Equity Interests of Borrower fail to be owned or controlled by Holdings (including for the purposes of the calculation of percentage ownership, any Equity Interests into which any Equity Interests of Borrower held by Holdings are convertible or for which any such Equity Interests of Borrower may be exchanged and any Equity Interests issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by Holdings); and
(iii) from and after the Fourth Amendment Effective Date, (a) any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 50% or more of the voting Equity Interests of Holdings; (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board; or (c) any merger or consolidation of or with Borrower or Holdings or sale of all or substantially all of the property or assets of Borrower or Holdings; provided, that the sale by Holdings of any Equity Interests of Borrower shall be deemed a sale of substantially all of Holding’s assets.
“EBITDA” shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period, plus (iv) non-cash expenses for employee share based compensation for such period.

“Senior Debt Payments” shall mean and include all cash actually expended by Borrower to make (a) interest payments on any Advances hereunder, plus (b) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (c) capitalized lease payments, plus (d) payments with respect to any other Indebtedness for borrowed money (including, without limitation, any cash principal or interest payment made under the Subordinated Promissory Note any cash interest payment made to the Swiss Parent under the TCP Intercompany Loan, but not including any cash principal payments made to the Swiss Parent under the TCP Intercompany Loan) plus (e) any payments made to Holdings under the intercompany loan made by Holdings to TCP, to the extent permitted hereunder; provided, that for the avoidance of doubt, “Senior Debt Payments” shall not include any payments relating to the GEO Foundation Litigation to the extent such payments do not exceed $3,175,075 in the aggregate solely for the periods ending September 30, 2014 and December 31, 2014.

2.02    Amendment to Section 6.9. Section 6.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.9.    Federal Securities Law. Promptly notify Agent in writing if Holdings, any Loan Party or any of their respective Subsidiaries (i) is required to file periodic reports under the Exchange Act or any similar Applicable Law in any applicable jurisdiction, (ii) registers any securities under the Exchange Act or any similar Applicable Law in any applicable jurisdiction or (iii) files a registration statement under the Securities Act or any similar Applicable Law in any applicable jurisdiction.

2.03    Amendment to Section 7.6.    Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
7.6.     Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount in excess of $5,000,000 during each fiscal year, commencing with the fiscal year ending December 31, 2014.

2.04    Amendment to Section 7.8. Section 7.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
7.8    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lenders; (ii) Indebtedness incurred for Capital Expenditures permitted under Section 7.6 hereof; (iii) Indebtedness under the CMP Subordinated Payable Documentation; (iv) Indebtedness under the Subordinated Promissory Note, (v) Indebtedness under the intercompany loan made by Holdings to TCP and (vi) Indebtedness under the TCP Intercompany Loan.

2.05    Amendment to Section 7.10.     Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
7.10    Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except (i) (x) the intercompany loan by Holdings to TCP, (y) the TCP Intercompany Loan by the Swiss Parent to TCP or (z) any other transaction disclosed to the Agent, which, in each case, is in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate or (ii) transactions entered into in connection with the Restructuring.
2.06    Amendment to Section 7.23. Section 7.23 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
7.23    GEO Foundation Litigation Payments. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire (“Payment”) any Indebtedness under the Subordinated Promissory Note, except to the extent permitted thereunder and subject to the Subordination Agreement, and so long as, in the case of each Payment (a) no Event of Default or any other default or event of default under any Senior Facility (as defined in the Subordination Agreement) has occurred and is continuing or would occur after giving pro forma effect to the making of such payment(s), (b) TCP was in compliance with the financial covenants set forth in Section 6.5 of this Agreement or each other Senior Facility (as defined in the Subordination Agreement) for the most recently ended fiscal quarter and calendar month, as applicable, after giving pro forma effect to the making of such payment(s) as if such payment were made on the last day of such prior fiscal quarter and calendar month, as applicable; provided, however, the requirements of this clause (b) shall not apply if after giving effect to any Payment the daily average Total Availability for the thirty-day period preceding the date of such Payment is at least $20,000,000 and the Undrawn Availability is at least $5,000,000, and (c) TCP has delivered a pro forma Borrowing Base Certificate showing at least $3,500,000 of average daily Undrawn Availability for the sixty-day period preceding the applicable date of Payment, calculated as if such distribution had been made no later than the beginning of such sixty-day period, in form and substance reasonably satisfactory to Agent.

2.07    Amendment to Section 7.25.     The following is added as new Section 7.25 of the Credit Agreement:
7.25    Payments of TCP Intercompany Loan. At any time, directly or indirectly, pay or prepay any amount (scheduled or otherwise) owed to the Swiss Parent under the TCP Intercompany Loan, or repurchase, redeem, retire or otherwise acquire such loan or any portion thereof, so long as (i) no Event of Default has occurred and is continuing on the date of such payment, or would exist after giving effect to such payment and (ii) after giving effect to any payment, TCP shall have (a) an Undrawn Availability of at least $5,000,000 and (b) an average daily Total Availability for the thirty-day period preceding the date of such payment of at least $20,000,000.
2.08    Amendment to Section 10.22. The following is added as a new Section 10.22 of the Credit Agreement:
10.21 TCP Intercompany Loan Cross Default. A payment default or any other event of default by TCP under the TCP Intercompany Loan.

ARTICLE III
CONDITIONS PRECEDENT; POST-CLOSING COVENANT
3.01    Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Effective Date”):
(a)    Agent shall have received the following, each in form and substance satisfactory to Agent and its legal counsel:
(i)    this Amendment duly executed by the Loan Parties and Agent;
(ii)    that certain TCP Intercompany Loan Note, duly executed by Borrowers in the aggregate amount of $20,000,000 (the “TCP Intercompany Loan

Note”) and which, following an Event of Default under Sections 10.1 or 10.7 of the Credit Agreement, shall be either endorsed in blank or together with an undated instrument of transfer executed in blank by TCP; and
(iii)    such other documents as may be reasonably requested by Agent.
(b)    No Default or Event of Default shall have occurred and be continuing and no Default or Event of Default, after giving effect to the Amendment, will result from the execution, delivery or performance of this Amendment.
(c)    Since December 31, 2013, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect other than the GEO Foundation Litigation.
(d)    Borrowers shall have paid all accrued and unpaid fees and expenses of the Lenders and Agent as required by Section 15.9 of the Credit Agreement (including, without limitation, the reasonable fees and expenses of outside counsel).
(e)    All corporate and other proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory in form and substance to the Agent and its legal counsel.
ARTICLE IV
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES
4.01    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Other Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect. Each Loan Party, Agent and the Lenders agree that the Credit Agreement and the Other Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
4.02    Representations and Warranties. Each Loan Party hereby represents and warrants to the Lenders and Agent that, after giving effect to the waiver of the Specified Events of Default and the amendments set forth in this Amendment, (a) the execution, delivery and performance of this Amendment and any and all Other Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate or limited liability company action on the part of such Loan Party and will not violate the certificate of incorporation, bylaws or applicable organization or governing documents of such Loan Party; (b) the signatories executing this Amendment, the TCP Intercompany Loan Note and any certificate or other document or instrument to be delivered pursuant thereto by or on behalf of such Loan Party are authorized to execute this

Amendment, the TCP Intercompany Loan Note, and each other document executed in connection therewith; (c) the representations and warranties contained herein shall be true and correct in all material respects as of the date hereof and, after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the Other Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; (d) after giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing; and (e) no Loan Party has amended its certificate of incorporation, bylaws or applicable organization or governing documents other than such amendments which have been delivered to the Lenders and Agent.
4.03    Nonwaiver. Subject to Section 2.01 of this Amendment, the execution, delivery, performance and effectiveness of this Amendment shall not, operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Agent or any of the Lenders under the Credit Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other documentation executed in connection therewith. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Event of Default under the Credit Agreement.
4.04    Reference to and Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby
4.05    Claims and Defenses. As of the date of this Amendment, no Loan Party has any defenses, claims, counterclaims or setoffs with respect to the Credit Agreement or its Obligations thereunder or with respect to any actions of the Agent or any Lender or any of its officers, directors, shareholders, employees, agents or attorneys, and each Loan Party irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs with respect to causes of action existing as of the date hereof and releases the Agent and each of the Lenders and each of their respective officers, directors, shareholders, employees, agents and attorneys from the same.

ARTICLE V
MISCELLANEOUS PROVISIONS
5.01    Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement and the Other Documents as amended by this Amendment shall survive the execution and delivery of this Amendment and the Other Documents and no investigation by the Lenders or Agent shall affect the representations and warranties or the right of the Lenders or Agent to rely upon them.

5.02    Reference to Credit Agreement. Each of the Credit Agreement and the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such Other Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
5.03    Successors and Assigns. This Amendment shall constitute an Other Document and is binding upon and shall inure to the benefit of the Lenders, Agent and each Loan Party and their respective successors and permitted assigns, except that the Loan Parties may not assign or transfer any of their rights or obligations permitted hereunder without the prior written consent of Agent and each Lender.
5.04    Governing Law. THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAW WHICH WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION.
5.05    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
5.06    Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which when so executed shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be equally effective as delivery of a manually executed counterpart of this Amendment.
5.07    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
5.08    Further Assurances. The Loan Parties shall execute and deliver to Lenders and Agent from time to time such supplemental agreements, documents, statements, assignments, transfers, or such other instruments as the Required Lenders and Agent may reasonably request, in order that the full intent of the Credit Agreement and this Amendment may be carried into effect.
5.09    Final Agreement. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS

AMENDMENT SHALL BE MADE, EXCEPT IN ACCORDANCE WITH SECTION 15.2 OF THE CREDIT AGREEMENT.
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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above written.

TECHNICAL CONSUMER PRODUCTS, INC.

By:	/s/ Brian Catlett
Name:	Brian Catlett
Title:	CFO

BOWMAN LAMPS, LLC

By:	/s/ Brian Catlett
Name:	Brian Catlett
Title:	CFO

TECHNICAL CONSUMER PRODUCTS CANADA, INC.

By:	/s/ Brian Catlett
Name:	Brian Catlett
Title:	CFO

[Signature Page to Amendment No. 4 to Revolving Credit and Security Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as Agent and Lender

By:     /s/ Dean Newman
Name: Dean W. Newman
Title: Vice President

Commitment Percentage: 100%

[Signature Page to Amendment No. 4 to Revolving Credit and Security Agreement]